Exhibit 99.2
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Specialty Ingredients gross profit)

3 Month Rolling Average (%)*

	2008	2009	2010	2011	2012
January	31.4	29.7	29.4	34.9	32.0
February	32.3	30.2	29.5	34.6	32.9
March	33.3	31.1	34.0	35.4	33.5
April	31.9	31.9	34.6	34.0	34.1
May	31.3	32.1	34.4	34.1	35.0
June	31.0	28.9	34.3	33.9	34.7
July	30.5	29.5	33.8	33.9	35.8
August	30.4	29.5	34.2	32.8	34.3
September	30.8	34.7	33.3	32.5	34.0
October	31.4	34.8	32.5	35.0	31.8
November	32.1	34.7	32.5	33.4	32.4
December	30.1	29.5	32.8	33.4

12 Month Rolling Average (%)*

	2008	2009	2010	2011	2012
January	33.5	30.9	31.4	33.9	33.2
February	33.3	31.0	31.5	33.9	33.2
March	33.2	30.8	31.9	34.0	33.3
April	32.9	30.9	32.1	33.8	33.6
May	32.5	31.2	32.1	33.9	33.8
June	32.0	30.3	33.2	33.9	33.7
July	31.6	30.7	33.2	33.9	34.2
August	31.3	31.0	33.2	33.5	34.0
September	31.3	31.2	32.9	33.7	33.9
October	31.3	31.5	32.6	34.4	33.6
November	31.5	31.6	32.7	33.7	33.7
December	31.3	31.1	33.6	33.8

*NOTE:  Information from September 2011 and prior includes the pre-acquisition operations of ISP, which was acquired on August 23, 2011.  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.  Information has been adjusted to exclude the impact of the inventory fair value adjustment charges related to purchase accounting for the Hercules and ISP acquisitions, which totaled $30 million and $44 million, respectively.